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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 23, 2005

ANTARES PHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 458-6200

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.       Entry into a Material Definitive Agreement.

        On November 23, 2005, Antares Pharma, Inc. entered into an exclusive License Development and Supply Agreement with an affiliate of Teva Pharmaceutical Industries Ltd. The material terms of the agreement are summarized below.

        Pursuant to the parties’ agreement, the affiliate is obligated to purchase all of its delivery device requirements from Antares for an undisclosed product to be marketed in the United States only. Antares will receive an upfront cash royalty payment, milestone fees and a royalty payment equal to a negotiated percentage of the gross profit of each product sold. Antares also granted the affiliate a right of first offer to obtain rights for use of the delivery device for the undisclosed product in other territories.

        In addition, pursuant to a Stock Purchase Agreement, the affiliate has purchased 400,000 shares of Antares common stock at a per share price of $1.25. Antares granted the affiliate certain registration rights with respect to the purchased shares of common stock.

        On November 29, 2005, Antares issued a press release announcing the execution of the agreements. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

              (c)      Exhibits.

           99.1       Press Release dated November 29, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2005	By /s/ LAWRENCE M. CHRISTIAN Lawrence M. Christian Its Chief Financial Officer